UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 6, 2015

(Date of earliest event reported)

LOXO ONCOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36562	46-2996673
(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1122 Stamford, CT	06901
(Address of Principal Executive Offices)	(Zip Code)

(203) 653-3880

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 6, 2015, Loxo Oncology, Inc. (the “Company” or “Loxo”) entered into an Office Lease Agreement (the “Lease”) with One Stamford Plaza Owner, LLC (the “Landlord”), pursuant to which the Company will lease approximately 13,400 square feet of space located on the 9th Floor at 281 Tresser Boulevard in Stamford, Connecticut, also known as Two Stamford Plaza (the “Premises”).

The Lease provides for a term of 84 months (the “Term”), commencing when the Landlord delivers the Premise to the Company on or after December 18, 2015 and, unless otherwise terminated, continuing until December 31, 2022.

Pursuant to the Lease, annual base rent will be approximately $47.00/sq. ft. for the first year following the twelve month period from the commencement of the Term and is subject to annual increases of $1.00/sq. ft. The base rent payments do not include the Company’s proportionate share of any operating expenses, including real estate taxes, for the Premises.

The foregoing description of the Lease is a summary, is not complete, and is qualified in its entirety by the terms and conditions of the actual lease, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loxo Oncology, Inc.

Date: October 13, 2015	By:	/s/ Jennifer Burstein
		Name:	Jennifer Burstein
		Title:	Vice President of Finance and
principal financial officer